Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 1, 2019, except for note 3, which is as of March 3, 2020, with respect to the consolidated financial statements of Viemed Healthcare, Inc. for the year ended December 31, 2018, included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.
/s/ MNP LLP
Chartered Professional Accountants
Public Licensed Accountants
Toronto, Canada
June 19, 2020